Exhibit 99.1

Oclaro Announces Third Quarter Fiscal Year 2013 Results; Secures Additional $25 Million Credit

SAN JOSE, Calif., – May 7, 2013 – Oclaro, Inc. (NASDAQ: OCLR), a provider of optical components, modules and subsystems, today announced the financial results for its third quarter of fiscal year 2013, which ended March 30, 2013. Oclaro also announced it has secured $25 million in short-term bridge loans from Providence Equity Capital Markets, who joins Wells Fargo Bank and Silicon Valley Bank as a lender under Oclaro’s existing credit agreement.

“Our financial results were at the lower end of guidance for the third quarter, in the face of continued softness in the telecommunications market. Our sales declined further than expected, which drove a higher loss compared with the prior quarter,” said Alain Couder, president and CEO, Oclaro, Inc. “The financing we announced today is an initial step in our plan to simplify the company and develop and implement a profitable operating model. Meanwhile our new product innovations continue. At the recent OFC trade show Oclaro reinforced its position as a leader in the high growth 100G market, both on the telecom line side and the datacom client side.”

Results for the Third Quarter of Fiscal 2013:

•	Revenues were $141.6 million for the third quarter of fiscal 2013, compared with revenues of $159.5 million in the second quarter of fiscal 2013.

•	GAAP gross margin was 9% for the third quarter of fiscal 2013, compared with a GAAP gross margin of 14% in the second quarter of fiscal 2013.

•

Second quarter gross margin, operating expenses and net income were impacted by measurement period adjustments to the fair value of assets acquired and liabilities assumed in the merger with Opnext, Inc. as described more fully in the bullet points below.

•	Non-GAAP gross margin was 10% for the third quarter of fiscal 2013, compared with a non-GAAP gross margin of 16% in the second quarter of fiscal 2013.

•

GAAP operating loss was $28.9 million for the third quarter of fiscal 2013, which included $11.5 million of flood-related income, net of expenses, due to the flooding in Thailand. This compares with a GAAP operating loss of $5.7 million in the second quarter of fiscal 2013, which included a $25.0 million gain on the sale of assets related to our interleaver product line and our thin film filter business.

•	Non-GAAP operating loss was $32.3 million for the third quarter of fiscal 2013, compared with a non-GAAP operating loss of $22.1 million in the second quarter of fiscal 2013.

•

GAAP net loss for the third quarter of fiscal 2013 was $41.5 million, which included $11.5 million of flood-related income, net of expenses, due to the flooding in Thailand, and $3.6 million for the impairment of an investment. This compares with a GAAP net loss of $11.2 million in the second quarter of fiscal 2013, which included a $25.0 million gain on the sale of assets related to our interleaver product line and our thin film filter business.

•	Non-GAAP net loss for the third quarter of fiscal 2013 was $33.8 million. This compares with a non-GAAP net loss of $24.2 million in the second quarter of fiscal 2013.

•	Adjusted EBITDA was negative $24.0 million for the third quarter of fiscal 2013, compared with negative $13.2 million in the second quarter of fiscal 2013.

•	Cash, cash equivalents, restricted cash and short-term investments were $80.5 million at March 30, 2013.

•

Oclaro closed its merger with Opnext, Inc. on July 23, 2012. During the third quarter of fiscal 2013, as part of the fair value assessment of assets acquired and liabilities assumed in the merger, the Company made the following measurement period adjustments impacting the first and second quarters of fiscal 2013:

•

In the first quarter of fiscal 2013, a decrease of $0.6 million in cost of revenues, a decrease of $0.1 million in operating expenses, a decrease in gain on bargain purchase of $11.6 million and an increase in net loss of $10.8 million.

•	In the second quarter of fiscal 2013, a decrease of $0.8 million in cost of revenues, a decrease of $0.2 million in operating expenses and a decrease in net loss of $1.0 million.

•	We expect to finalize our fair value assessment in the fourth quarter of fiscal 2013.

In connection with the bridge financing from Providence, we amended our credit agreement with our existing lenders. Under the amended credit agreement we agreed to complete the sale of certain assets, product lines or operating segments of our business expeditiously, and we are actively engaged in a corresponding process. The revised credit agreement requires us to apply the proceeds of any such sales to repaying the loans under the credit agreement, although subject to certain conditions a portion of the credit line may become available to us for re-borrowing after we repay it. We believe that a successful completion of such disposition of assets, product lines or operating segments, is a necessary step to fund our continued operations and to complete our plans to restructure the company.

Fourth Quarter Fiscal Year 2013 Outlook

The results of Oclaro for the fourth quarter of fiscal 2013, which ends June 29, 2013, are expected to be:

•	Revenues in the range of $132 million to $144 million.

•	Non-GAAP gross margin in the range of 9% to 13%.

•	Adjusted EBITDA in the range of negative $30 million to negative $17 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, any additional flood-related expenses, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call

Oclaro will hold a conference call to discuss financial results for the third quarter of fiscal 2013 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9808. A replay of the conference call will be available through May 14, 2013. To access the replay, dial (858) 384-5517. The passcode for the replay is 4615441. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is one of the largest providers of lasers and optical components, modules and subsystems for the optical communications, industrial and consumer laser markets. The company is a global leader dedicated to photonics innovation, with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Switzerland, Israel, Korea and Japan. It has in-house and contract manufacturing sites in China, Malaysia and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com.

Copyright 2013. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement

This press release contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our target business model, including financial guidance for the fiscal quarter ending June 29, 2013 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) expectations related to the integration of Opnext into Oclaro following the closing of the merger on July 23, 2012, and (iii) our market position, economic conditions, product development and future operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the future performance of Oclaro and its ability to effectively integrate the operations of acquired companies following the closing of acquisitions and mergers, including its merger with Opnext, (ii) the potential inability to realize the expected and ongoing benefits and synergies of acquisitions and mergers, (iii) the impact to our operations, revenues and financial condition attributable to the flooding in Thailand, (iv) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (v) our ability to meet or exceed our gross margin expectations, (vi) the effects of fluctuating product mix on our results, (vii) our ability to timely develop and commercialize new products, (viii) our ability to reduce costs and operating expenses, (ix) our ability to respond to evolving technologies and customer requirements and demands, (x) our dependence on a limited number of customers for a significant percentage of our revenues, (xi) our ability to maintain strong relationships with certain customers, (xii) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xiii) our ability to effectively and efficiently transition to an outsourced back-end assembly and test model, (xiv) our ability to timely capitalize on any increases in market demand, (xv) increased costs related to downsizing and compliance with regulatory requirements in connection with such downsizing, (xvi) competition and pricing pressure, (xvii) the potential lack of availability of credit or opportunity for equity based financing, (xviii) the risks associated with our international operations, (xix) the outcome of tax audits or similar proceedings, (xx) the outcome of pending litigation against the company, (xxi) our ability to maintain or increase our cash reserves and obtain financing on terms acceptable to us, or at all, and (xxii) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.

Non-GAAP Financial Measures

Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), gain on bargain purchase, non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Non-GAAP Gross Margin Rate

Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options, purchase accounting adjustments related to the fair market value of acquired inventories and costs to outsource our back-end manufacturing activities. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Operating Income/Loss

Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, certain other one-time charges and credits and excluding any flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Net Income/Loss

Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, acquisition and related costs, gain on bargain purchase, Thailand flood-related income and expenses, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, gain on bargain purchase, purchase accounting adjustments related to the fair market value of acquired inventories and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 30, 2013	December 29, 2012	March 31, 2012
Revenues	$141,642	$159,465	$88,709
Cost of revenues	128,868	137,183	75,021

Gross profit	12,774	22,282	13,688
Operating expenses:
Research and development	25,237	25,750	15,045
Selling, general and administrative	22,465	22,896	14,889
Amortization of intangible assets	2,400	2,402	775
Restructuring, acquisition and related (gains) costs, net	3,085	(23,665)	2,189
Flood-related (income) expense, net	(11,548)	641	(3,267)
(Gain) loss on sale of property and equipment	74	6	(13)

Total operating expenses	41,713	28,030	29,618

Operating loss	(28,939)	(5,748)	(15,930)
Other income (expense):
Interest income (expense), net	(1,103)	(649)	(303)
Gain (loss) on foreign currency translation	(7,353)	(3,423)	(261)
Other income	(3,760)	—	—

Total other income (expense)	(12,216)	(4,072)	(564)

Loss before income taxes	(41,155)	(9,820)	(16,494)
Income tax provision	386	1,424	668

Net loss	$(41,541)	$(11,244)	$(17,162)

Net loss per share:
Basic	$(0.46)	$(0.13)	$(0.34)
Diluted	$(0.46)	$(0.13)	$(0.34)
Shares used in computing net loss per share:
Basic	90,263	89,827	50,814
Diluted	90,263	89,827	50,814
Stock-based compensation included in the following:
Cost of revenues	$545	$524	$460
Research and development	431	531	349
Selling, general and administrative	810	999	863

Total	$1,786	$2,054	$1,672

OCLARO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 30, 2013	June 30, 2012
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$63,593	$61,760
Restricted cash	16,919	614
Accounts receivable, net	106,616	74,666
Inventories	133,645	78,444
Prepaid expenses and other current assets	28,493	12,582

Total current assets	349,266	228,066

Property and equipment, net	90,731	59,616
Other intangible assets, net	36,917	16,645
Goodwill	10,904	10,904
Other non-current assets	6,652	13,075

Total assets	$494,470	$328,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$102,415	$60,098
Accrued expenses and other liabilities	56,583	49,944
Capital lease obligations, current	10,218	—
Note payable	15,611	—
Credit line payable	39,995	25,500

Total current liabilities	224,822	135,542

Deferred gain on sale-leaseback	10,878	12,722
Convertible notes payable	23,668	—
Capital lease obligations, non-current	10,677	—
Other long-term liabilities	23,285	12,391

Total liabilities	293,330	160,655

Stockholders’ equity:
Common stock	926	515
Additional paid-in capital	1,426,834	1,330,172
Accumulated other comprehensive income	38,990	29,538
Accumulated deficit	(1,265,610)	(1,192,574)

Total stockholders’ equity	201,140	167,651

Total liabilities and stockholders’ equity	$494,470	$328,306

OCLARO, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 30, 2013	December 29, 2012	March 31, 2012
Reconciliation of GAAP net loss to non-GAAP net loss and adjusted EBITDA:
GAAP net loss	$(41,541)	$(11,244)	$(17,162)
Stock-based compensation included in:
Cost of revenues	545	524	460
Research and development	431	531	349
Selling, general and administrative	810	999	863
Amortization expense	2,400	2,402	775
Restructuring, acquisition and related (gains) costs, net	3,085	(23,665)	2,189
Flood-related (income) expense, net	(11,548)	641	(3,267)
Opnext FMV inventory adjustment	—	819	—
Other (income) expense items, net	3,760	—	—
Outsource transition costs	871	1,357	—
(Gain) loss on foreign currency translation	7,353	3,423	261

Non-GAAP net loss	(33,834)	(24,213)	(15,532)

Income tax provision	386	1,424	668
Depreciation expense	8,308	8,895	4,633
Interest (income) expense, net	1,103	649	303

Adjusted EBITDA	$(24,037)	$(13,245)	$(9,928)

Non-GAAP net loss per share:
Basic	$(0.37)	$(0.27)	$(0.31)
Diluted	$(0.37)	$(0.27)	$(0.31)
Shares used in computing Non-GAAP net loss per share:
Basic	90,263	89,827	50,814
Diluted	90,263	89,827	50,814
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$12,774	$22,282	$13,688
Opnext FMV inventory adjustment	—	819	—
Outsource transition costs	871	1,357	—
Stock-based compensation in cost of revenues	545	524	460

Non-GAAP gross profit	$14,190	$24,982	$14,148

GAAP gross margin rate	9.0%	14.0%	15.4%
Non-GAAP gross margin rate	10.0%	15.7%	15.9%
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss	$(28,939)	$(5,748)	$(15,930)
Stock-based compensation included in:
Cost of revenues	545	524	460
Research and development	431	531	349
Selling, general and administrative	810	999	863
Amortization of intangible assets	2,400	2,402	775
Restructuring, acquisition and related (gains) costs, net	3,085	(23,665)	2,189
Flood-related (income) expense, net	(11,548)	641	(3,267)
Opnext FMV inventory adjustment	—	819	—
Outsource transition costs	871	1,357	—

Non-GAAP operating loss	$(32,345)	$(22,140)	$(14,561)